AMENDED AND RESTATED BYLAWS OF UGI CORPORATION (a Pennsylvania Registered Corporation) Amended and Restated as of May 3, 2023 ARTICLE I Offices and Fiscal Year Section 1.01. Registered Office. The registered office of UGI Corporation (the “corporation”) in the Commonwealth of Pennsylvania shall be at 460 North Gulph Road, King of Prussia, Montgomery County, Pennsylvania 19406, until otherwise established by an amendment of the corporation’s Articles of Incorporation, as amended (the “articles”), or by the corporation’s Board of Directors (the “board of directors” or “board”) and a record of such change is filed with the Department of State in the manner provided by law. Section 1.02. Other Offices. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require. Section 1.03. Fiscal Year. The fiscal year of the corporation shall be the twelve- month period determined by the board of directors from time to time. ARTICLE II Notice; Waivers; Meetings Generally Section 2.01. Manner of Giving Notice. (a) General Rule. Any notice required to be given to any person under the provisions of the Pennsylvania Business Corporation Law, as amended (the “Business Corporation Law”) or by the articles or these Amended and Restated Bylaws (these “bylaws”), shall be given to the person either personally or by sending a copy thereof: (1) By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws. (2) By facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the corporation for the purpose of notice. Notice pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent. Exhibit 3.1

(b) Bulk Mail. If the corporation has more than thirty (30) shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least twenty (20) calendar days prior to the day named for the meeting or any corporate or shareholder action specified in the notice. (c) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03. Section 2.02. Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least twenty-four (24) hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication) or forty-eight (48) hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting. Section 2.03. Notice of Meetings of Shareholders. (a) General Rule. Except as otherwise provided in Section 2.01(b) or in the articles, written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten (10) calendar days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (2) five (5) calendar days prior to the day named for the meeting in any other case. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted. (b) Notice of Action by Shareholders on Bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

(c) Notice of Action by Shareholders on Fundamental Change. In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19. (d) Notice of Action by Shareholders Giving Rise to Dissenters’ Rights. In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters' rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder, to the extent entitled thereto under the Business Corporation Law, shall be given, together with written notice of the meeting: (1) a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters’ rights); and (2) a copy of Subchapter 15D. Section 2.04. Waiver of Notice. (a) Written Waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. (b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Section 2.05. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose. Section 2.06. Exception to Requirement of Notice. (a) General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b) Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders. Section 2.07. Use of Conference Telephone and Other Technology. Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting. ARTICLE III Shareholders Section 3.01. Place of Meeting. All meetings of the shareholders of the corporation shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be fixed by the board of directors and disclosed in the notice of a meeting. If a meeting of shareholders is held by means of the Internet or other electronic technology pursuant to which the shareholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location. Section 3.02. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of any other business as may properly be brought before the meeting in accordance with these bylaws shall be held on the date and at the time fixed by (i) the board, or (ii) a duly authorized committee of the board. Section 3.03. Special Meetings. (a) Special meetings of the shareholders of the corporation may only be called (i) at any time and for any purpose or purposes, by the chief executive officer or the board pursuant to a resolution adopted by the board, or (ii) by the Secretary of the corporation, upon the written request of the record shareholders of the corporation as of the record date fixed in accordance with Section 3.18 of these bylaws who hold, in the aggregate, not less than twenty percent (20%) of the outstanding shares of the corporation that would be entitled to vote at the meeting (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with Section 3.18 of these bylaws.

(b) At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (i) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the board (or any duly authorized committee of the board) or the Chairman of the board (if any), (iii) with respect to the election of directors, provided that the board has called a special meeting of shareholders for the purpose of electing one or more directors to the board, by any shareholder of the corporation who complies in all respects with the requirements of Section 4.03, or (iv) otherwise properly requested to be brought before a special meeting requested by holders of the Requisite Percentage in accordance with the provisions of Section 3.18 of these bylaws (a “Shareholder Requested Special Meeting”). (c) The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Section 3.04. Quorum and Adjournment. (a) General Rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time. (b) Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. (c) Adjournments Generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct. (d) Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e) Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) calendar days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. (f) Effect of Proxy on Quorum. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue. Section 3.05. Action by Shareholders. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. Except when acting by unanimous consent to remove a director or directors, the shareholders of the corporation may act only at a duly organized meeting. Section 3.06. Conduct of Shareholders Meeting. (a) At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by the board, shall act as the presiding officer of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting. (b) Except as otherwise provided by prior action of the board of directors, the chairman or presiding officer of the meeting shall call all meetings to order, determine the order of business, determine all other matters of procedure regarding the meeting and shall have the authority to establish rules for the conduct of the meeting. (c) To the maximum extent permitted by applicable law, the board shall be entitled to adopt, or in the absence of the board doing so, the chairman of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of shareholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the board or the chairman of any meeting of shareholders may adopt include, without limitation: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (ii) restricting admission to the time set for the commencement of the meeting, (iii) limiting attendance at the meeting to shareholders of record of the corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (iv) limiting participation at the meeting on any matter to shareholders of record of the corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially and/or of record by such shareholder, (v) limiting the time allotted to questions or comments by participants, (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (vii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (viii) complying with any state and local laws and regulations concerning safety and security, (ix) restricting use of audio or video recording devices at the meeting, and (x) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Section 3.07. Voting Rights of Shareholders. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation. Section 3.08. Voting and Other Action by Proxy. (a) General Rule. (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy. (2) The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder. (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons. (b) Execution and Filing. Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the corporation or its designated agent. A shareholder or his or her duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A telegram, telex, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-

in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact: (1) may be treated as properly executed or authenticated for purposes of this subsection; and (2) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction. (c) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent. (d) Expenses. The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise. Section 3.09. Voting by Fiduciaries and Pledgees. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee. Section 3.10. Voting by Joint Holders of Shares. (a) General Rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b) Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith. Section 3.11. Voting by Corporations. (a) Voting by Corporate Shareholders. Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares. (b) Controlled Shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. Section 3.12. Determination of Shareholders of Record. (a) Fixing Record Date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) calendar days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting. (b) Determination When a Record Date is Not Fixed. If a record date is not fixed: (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given. (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) Certification by Nominee. The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification. Section 3.13. Voting Lists. (a) General Rule. The officer or agent having charge of the transfer books for shares of the corporation shall prepare a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of preparing the list, as described in the first sentence of this Section 3.13(a), the corporation may make the information therein available at the meeting by any other means. (b) Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders. Section 3.14. Judges of Election. (a) Appointment. In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge. (b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. (c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with proposed nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. (d) Report. On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein. Section 3.15. Minors as Security Holders. The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor. Section 3.16. Use of Conference Telephone or Other Technology. The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of the Business Corporation Law, the articles and these bylaws. Section 3.17. Introduction of Business at a Meeting of Shareholders. (a) Transaction of Business at Annual Meetings. Except as otherwise provided by applicable law, at an annual meeting of shareholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall have been properly brought before the annual meeting in accordance with the articles and these bylaws. For business to be properly brought before an annual meeting, such business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the board (or any duly authorized committee thereof), otherwise properly brought before the annual meeting by or at the direction of the board (or any duly authorized committee of the board) or the Chairman of the board (if any), or (iii) brought before the annual meeting by a shareholder Present in Person (as defined below) who (A) was the beneficial owner of shares of the corporation’s stock entitled to vote at the annual meeting as of the time of the delivery of the Proposal Notice (as defined below), on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and as of the time of the annual meeting, (B) is entitled to vote at such annual meeting, and (C) has complied with the requirements set forth in this Section 3.17 in all applicable respects. For purposes of these bylaws, “Present in Person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the corporation, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear in person at such annual meeting (unless such meeting is held by means of remote communication in which case the proposing shareholder or its qualified representative shall be present at such annual meeting by means of remote communication). Notwithstanding the foregoing, shareholders seeking to nominate persons to serve on the board must comply with Section 4.03 or Section 4.16 of these bylaws and, other than defined terms, this Section 3.17 shall not be applicable to the proposed nominations of directors for election to the board. For purposes of these bylaws, “qualified representative” means (i) if the shareholder is a corporation, any duly authorized officer of such corporation, (ii) if the shareholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the shareholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the shareholder is a trust, the trustee of such trust, or (v) if the shareholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity. (b) Advance Notice of Shareholder Business. (i) Shareholder Proposals. Except with respect to proposed nominations for election to the board, which must be made in compliance with the provisions of Section 4.03 or Section 4.16 of these bylaws, and except for shareholder proposals submitted for inclusion in the corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the SEC’s Division of Corporation Finance or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the board (or any duly authorized committee thereof) and the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, for a proposal to be properly brought before any annual meeting of shareholders by a shareholder, in addition to the requirements of Section 3.17(a) of these bylaws, the shareholder must have given timely notice thereof in writing to the Secretary (the “Proposal Notice”), which Proposal Notice shall be in proper form, and the making of such proposal must be permitted by applicable law, the articles and these bylaws, and must comply with the notice and other procedures set forth in this Section 3.17(b) in all applicable respects. To be timely, the Proposal Notice must be in writing and, except as provided in paragraph (iii) of this Section 3.17(b), must set forth all information required to be provided pursuant to this Section 3.17(b) and must be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation not later than the close of business on the forty-fifth (45th) calendar day prior to the one-year anniversary of the date that the definitive proxy statement was filed with the SEC for the immediately preceding year’s annual meeting of shareholders or special meeting held in lieu thereof; provided, however, that in the event that the date of the annual meeting of shareholders is more than thirty (30) calendar days before or more than sixty (60) calendar days after the one-year anniversary of the date of the immediately preceding year’s annual meeting of shareholders, or if the corporation did not hold an annual meeting of shareholders or special meeting in lieu thereof in the preceding fiscal year, notice by the shareholder to be timely must be so delivered to, or mailed and received by, the Secretary of the corporation not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made by the corporation. For purposes of these bylaws, “Proposal Notice Deadline” shall mean the last date for a shareholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. For purposes of these bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not such day is a business day. For purposes of these bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean (i) disclosure by the corporation in a document publicly filed or furnished by it with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, (ii) in a press release issued by the corporation and distributed through a national news or wire service, or (iii) another method reasonably intended by the corporation to achieve broad-based dissemination of the information contained therein. (ii) Required Form of Proposal Notice for Shareholder Proposals. To be in proper form, the Proposal Notice shall set forth in writing: (1) Information Regarding each Proposing Person. As to each Proposing Person (as such term is defined in Section 3.17(b)(vi)(1)): (a) the name and address of such Proposing Person, as they appear on the corporation’s stock transfer books; (b) the class, series and number of shares of the corporation directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent), the dates on which such shares were acquired and the investment intent of such acquisition of shares at the time they were acquired; (c) a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the corporation or any officer, director “affiliate” (for purposes of these bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the corporation;

(d) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person and the corporation or any director, officer, affiliate or associate of the corporation; (e) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (f) a description in reasonable detail of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the corporation; (g) a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral, and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the corporation; (h) a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the corporation directly or indirectly held of record or beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation;

(i) a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the corporation or any of its derivative securities; (j) a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the corporation, or any affiliate or associate of the corporation (naming such affiliate or associate); (k) a description in reasonable detail of all agreements, arrangements and understandings, written or oral, and formal or informal, (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a shareholder, including without limitation (A) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any shareholder of the corporation (including their names) with respect to how such shareholder will vote its shares in the corporation at any meeting of the corporation’s shareholders or take other action in support of or related to any business proposed, or other action to be taken, by the Proposing Person, and (B) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity); (l) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made by any Proposing Person in connection with the contested solicitation of proxies or consents (even if a contested solicitation is not involved) by any Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 3.17(a) and Regulation 14A under the Exchange Act; (m) a representation as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying each such Proposing Person; and (n) a representation that the shareholder delivering the Proposal Notice or its qualified representative intends to appear in person at the meeting (unless such meeting is held by means of remote communication and, in such case, a representation that the shareholder or its qualified representative shall appear at the meeting by means of remote communication) to propose the actions specified in the Proposal Notice and to vote all proxies solicited.

(2) Information Regarding the Proposal: As to each item of business that the shareholder giving the Proposal Notice proposes to bring before the annual meeting: (a) a description in reasonable detail of the business desired to be brought before the meeting and the reasons (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC) detailing why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the corporation and its shareholders; (b) the text of the proposal or business (including the text of any resolutions proposed for consideration); (c) a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the shareholder or any other Proposing Person therefrom, including any interest that will be disclosed to the corporation’s shareholders in any proxy statement to be distributed to the corporation’s shareholders; and (d) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made by any of the Proposing Persons in connection with the contested solicitation of proxies or consents (even if a contested solicitation is not involved) in support of such proposed business by one or more Proposing Persons pursuant to Section 3.17(a) and Regulation 14A under the Exchange Act. (iii) Notwithstanding anything to the contrary contained in this Section 3.17(b), the information required to be included in a Proposal Notice provided pursuant to paragraphs (i) and (ii) of this Section 3.17(b) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who, in the ordinary course of business, is directed to prepare and submit the notice required by paragraphs (i) and (ii) of this Section 3.17(b) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner. (iv) Updating of Proposal Notice. (1) A shareholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 3.17(b) shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered. (2) If the information submitted pursuant to this Section 3.17(b) by any shareholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information may be deemed not to have been provided in accordance with this Section 3.17(b). For the avoidance of doubt, the updates required pursuant to this Section 3.17(b) do not cause a notice that was not in compliance with this Section 3.17(b) when first delivered to the corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 3.17. (3) Upon written request by the Secretary of the corporation, the board (or any duly authorized committee thereof), any shareholder submitting a Proposal Notice proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the board, any duly authorized committee thereof or any duly authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the shareholder in the Proposal Notice delivered pursuant to this Section 3.17(b) (including, if requested by the corporation, written confirmation by such shareholder that it continues to intend to bring the business proposed in the Proposal Notice before the meeting). If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.17(b). (v) Exclusive Means. Except as provided by Rule 14a-8 (and the interpretations thereof) of the Exchange Act, and notwithstanding anything in these bylaws to the contrary (other than the provisions of Section 3.17(b)(xi) below relating to any proposal properly submitted in accordance with Rule 14a-8 (and the SEC’s interpretations thereunder, including those of the Staff of the SEC’s Division of Corporation Finance) under the Exchange Act and included in the notice of meeting (or any supplement thereto) made by or at the direction of the board (or any duly authorized committee thereof) and the corporation’s proxy statement) and other than proposed nominations for election to the board which must comply with the provisions of Section 4.03 or Section 4.16 hereof), this Section 3.17 shall be the exclusive means for any shareholder of the corporation to propose business to be brought before an annual meeting of shareholders and, except as aforesaid, no business shall be conducted at any annual meeting of shareholders that is not properly brought before the meeting in accordance with this Section 3.17. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Section 3.17 or that the Proposal Notice was not submitted in compliance with this Section 3.17, then the chairman of the meeting shall so declare to the meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a shareholder may not be brought before an annual meeting if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such business or if the shareholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading. (vi) Definitions of Proposing Person and Acting in Concert. (1) For purposes of these bylaws, “Proposing Person” means (i) the shareholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) the beneficial owner of the corporation’s capital stock, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) any affiliate or associate (as defined under the Exchange Act) of such shareholder or beneficial owner, (iv) each person who is a member of a “group” (for purposes of these bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or proposed nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in the solicitation of proxies in respect of any proposed nominations or other business proposed to be brought before the corporation’s shareholders. (2) For purposes of these bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision- making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person. (vii) Referencing and Cross-Referencing. For a Proposal Notice to comply with the requirements of this Section 3.17(b), each of the requirements of Section 3.17(b) shall be directly and expressly responded to and a Proposal Notice must clearly indicate and expressly reference which provisions of Section 3.17(b) the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice in response to one provision of Section 3.17(b) shall not be deemed responsive to any other provision of Section 3.17(b) unless it is expressly cross- referenced to such other provision and it is clearly apparent how the information included in one section of the Proposal Notice is directly and expressly responsive to the information required to be included in another section of the Proposal Notice pursuant to Section 3.17(b). For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 3.17(b) shall not satisfy the requirements of this paragraph (vii) of this Section 3.17(b). (viii) No Incorporation by Reference. For a Proposal Notice to comply with the requirements of this Section 3.17(b), it must set forth in writing directly within the body of the Proposal Notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of this Section 3.17) all the information required to be included therein as set forth in Section 3.17(b) and each of the requirements of Section 3.17(b) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this Section 3.17(b). For the avoidance of doubt, a Proposal Notice shall not be deemed to be in compliance with Section 3.17(b) if it attempts to include the required information by incorporating by reference into the body of the Proposal Notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC. For the further avoidance of doubt, the body of the Proposal Notice does not include any documents not prepared in response to the requirements of this Section 3.17(b). (ix) Accuracy of Information. A shareholder submitting the Proposal Notice, by its delivery to the corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the corporation and the board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements. (x) Requirement for Separate and Timely Notice. Notwithstanding any notice of the annual meeting sent to shareholders on behalf of the corporation, a shareholder must separately comply with this Section 3.17 to conduct business at any shareholder meeting. If the shareholder’s proposed business is the same or relates to business brought by the corporation and included in the corporation’s annual meeting notice, the shareholder is nevertheless still required to comply with this Section 3.17 and deliver, prior to the Proposal Notice Deadline, its own separate and timely Proposal Notice to the Secretary of the corporation that complies in all respects with the requirements of this Section 3.17. (xi) Rule 14a-8. Nothing in this Section 3.17 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the SEC’s interpretations thereof, including those of the Staff of the SEC’s Division of Corporation Finance) of the Exchange Act.

(xii) Exchange Act and Pennsylvania Business Corporation Law. In addition to the provisions of this Section 3.17(b), each Proposing Person shall also comply with all applicable requirements of the Exchange Act, the Business Corporation Law and other applicable law with respect to any business that may be brought before an annual meeting, any solicitations of proxies in connection therewith and any filings required to be made with the SEC in connection therewith. Section 3.18. Shareholder Requested Special Meetings. (a) No shareholder may request that the Secretary of the corporation call a Shareholder Requested Special Meeting unless a shareholder of record of the corporation has first submitted a request in writing (“Record Date Request Notice”) that the board fix a record date (a “Request Record Date”) for the purpose of determining the shareholders entitled to request that the Secretary of the corporation call a Shareholder Requested Special Meeting, which Record Date Request Notice shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation. (b) Within ten (10) calendar days after receipt of a Record Date Request Notice in compliance with this Section 3.18 from any shareholder of record, the board may adopt a resolution fixing a Request Record Date for the purpose of determining the shareholders entitled to request that the Secretary of the corporation call a Shareholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the board. If no resolution fixing a Request Record Date has been adopted by the board within the ten (10) calendar day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date in respect thereof shall be deemed to be the twentieth (20th) calendar day after the date on which such a request is received. (c) In order for a Shareholder Requested Special Meeting to be called, one or more written request or requests to call a Shareholder Requested Special Meeting (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”), must be in proper written form and must be signed by shareholders who, as of the Request Record Date, hold of record or beneficially, in the aggregate, the Requisite Percentage and must be timely delivered to the Secretary of the corporation at the principal executive offices of the corporation. To be timely, a Special Meeting Request must be delivered to the principal executive offices of the corporation not later than the sixtieth (60th) calendar day following the Request Record Date. In determining whether a Shareholder Requested Special Meeting has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Shareholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) calendar days of the earliest dated Special Meeting Request.

(d) In addition to the requirements set forth in Section 3.18(c), to be in proper form for purposes of this Section 3.18, a Special Meeting Request must include and set forth a description of (i) the specific purpose or purposes of the Shareholder Requested Special Meeting, (ii) the matter(s) proposed to be acted on at the Shareholder Requested Special Meeting, and (iii) the reasons for conducting such business at the Shareholder Requested Special Meeting. Shareholders seeking to propose candidates for election to the board at a Shareholder Requested Special Meeting where the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such Shareholder Requested Special Meeting in accordance with the provisions of Section 3.03 of these bylaws and this Section 3.18 must also comply with the requirements set forth in Section 4.03 of these bylaws for providing a timely and proper written notice for the proposal of candidates for election as directors. (e) A shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Requests from the Requisite Percentage of shareholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a Shareholder Requested Special Meeting, then the board shall have the discretion to determine whether or not to proceed with the Shareholder Requested Special Meeting. (f) The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if such Special Meeting Request does not comply with this Section 3.18 or relates to an item of business to be transacted at the Shareholder Requested Special Meeting that is not a proper subject for shareholder action under applicable law, the articles or these bylaws. (g) If none of the shareholders who submitted and signed the Special Meeting Request appears in person at the Shareholder Requested Special Meeting or sends a qualified representative to the Shareholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Shareholder Meeting Request (unless the Shareholder Requested Special Meeting is held by means of remote communication in which case the requesting shareholder or its qualified representative shall be present by means of remote communication), the corporation need not present such matters for a vote at such meeting. (h) After Special Meeting Requests have been received on a timely basis, in proper form and in accordance with this Section 3.18 from a shareholder or shareholders holding the Requisite Percentage, the board shall duly call, and determine the place, date and time of, a Shareholder Requested Special Meeting for the purpose or purposes and to conduct the business specified in the Special Meeting Requests received by the corporation; provided, however that the Shareholder Requested Special Meeting shall be held within sixty (60) calendar days after the corporation receives one or more valid Special Meeting Requests in compliance with this Section 3.18 from shareholders holding at least the Requisite Percentage. If the board neglects or refuses to fix the date of such Shareholder Requested Special Meeting and give the notice required by Section

2.03 of these bylaws, then the shareholder or shareholders making the request for the Shareholder Requested Special Meeting may do so. (i) The record date for notice and voting for such a Shareholder Requested Special Meeting shall be fixed in accordance with Section 3.12 of these bylaws. (j) The board shall provide written notice of such Shareholder Requested Special Meeting in accordance with Section 2.03 of these bylaws. The business brought before any Shareholder Requested Special Meeting by shareholders shall be limited to the matters proposed in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the board from bringing other matters before the shareholders at any Shareholder Requested Special Meeting and including such matters in the notice of the special meeting its provides to shareholders. Notwithstanding any notice of the special meeting sent to shareholders on behalf of the corporation, a shareholder must separately comply with this Section 3.18 to conduct business at any Shareholder Requested Special Meeting. If the business proposed by a shareholder to be brought before a Shareholder Requested Special Meeting is the same or relates to business brought by the corporation and included in the corporation’s notice for such Shareholder Requested Special Meeting, the shareholder is nevertheless still required to comply with this Section 3.18 and deliver its own separate, timely and proper Special Meeting Request to the Secretary of the corporation that complies in all respects with the requirements of this Section 3.18. (k) Except in accordance with this Section 3.18 and except as provided in Section 4.03 of these bylaws with respect to a shareholder’s ability to propose candidates for election as directors at a special meeting of shareholders where the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with the provisions of Section 3.03 of these bylaws, shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders. Section 3.19. Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the board may be canceled, by resolution of the board upon public notice given prior to the time previously scheduled for such meeting of shareholders. ARTICLE IV Board of Directors Section 4.01. Powers; Personal Liability. (a) General Rule. Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b) Personal Liability of Directors. (1) A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Business Corporation Law or any successor provision; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law. (The provisions of this subsection (b) were first adopted by the shareholders of the corporation on December 20, 1991.) (c) Notation of Dissent. A director of the corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy. Section 4.02. Qualifications of Directors. Each director of the corporation shall be a natural person of full age, provided that no person of age seventy-five (75) years or more shall be eligible for election as a director. Directors need not be residents of the Commonwealth of Pennsylvania or shareholders of the corporation. Section 4.03. Nomination of Directors. (a) Method of Nomination. Nominations of candidates for election as directors may be made at any annual meeting of shareholders or at any special meeting of shareholders, but in the case of any special meeting of shareholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Section 3.03 of these bylaws, (i) by, or at the direction of the board (or any duly authorized committee thereof)

(including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the board), (ii) by any shareholder of the corporation Present in Person who (A) is a beneficial owner (as of the time notice of such proposed nomination is given by the shareholder as set forth in this Section 4.03, as of the record date for the meeting in question and at the time of the meeting) of any shares of the corporation’s capital stock outstanding, (B) is entitled to vote at such meeting, and (C) complies with all applicable requirements of this Section 4.03, or (iii) pursuant to the procedures and requirements set forth Section 4.16 of these bylaws. Notwithstanding Section 4.16 of these bylaws, only persons who are proposed as director nominees in accordance with the procedures set forth in this Section 4.03 shall be eligible for election as directors at any meeting of shareholders. (b) Shareholder Nominations. For a person to be properly brought before any shareholders’ meeting by a shareholder as a proposed nominee for election as director under this Section 4.03, the shareholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be made in writing and, except as provided in Section 4.03(d), must set forth all information required to be provided pursuant to this Section 4.03(b) and must be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation (i) not later than the close of business on the forty-fifth (45th) calendar day prior to the one-year anniversary of the date that the definitive proxy statement was filed with the SEC for the immediately preceding year’s annual meeting of shareholders or special meeting held in lieu thereof; or (ii) in the case of a special meeting of shareholders called in accordance with Section 3.03 of these bylaws for the purpose of electing directors, or in the event that the annual meeting of shareholders is called for a date that is more than thirty (30) calendar days before or more than sixty (60) calendar days after the one-year anniversary date of the immediately preceding year’s annual meeting of shareholders or special meeting in lieu thereof, or if the corporation did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding fiscal year, notice by the shareholder to be timely must be so delivered to, or mailed and received by, the Secretary of the corporation not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to the scheduled date of such shareholders’ meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such shareholders’ meeting was first made by the corporation. For purposes of these bylaws, “Nominating Notice Deadline” shall mean the last date for a shareholder to deliver a Nominating Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding anything in the second sentence of this Section 4.03(b) to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public disclosure made by the corporation naming all of the nominees for director or specifying the size of the increased board at least fifty-five (55) calendar days prior to the one-year anniversary date of the filing of the definitive proxy statement with the SEC for the immediately preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 4.03(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a shareholder who had, prior to such increase in the size of the board, previously submitted in proper written form a Nominating Notice, in compliance with this Section 4.03, prior to the Nominating Notice Deadline, if it shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the corporation. (c) Required Form of Nominating Notice. To be in proper form, the Nominating Notice to the Secretary of the corporation shall set forth in writing: (1) Information Regarding the Proposing Person. As to each Proposing Person, the information set forth in Section 3.17(b)(ii)(1) of these bylaws (except that for purposes of this Section 4.03(c), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 4.03(c)). (2) Information Regarding the Nominee: As to each person whom the Proposing Person giving notice proposes to nominate for election as a director: (i) all information with respect to such proposed nominee that would be required to be set forth in a Nominating Notice pursuant to Section 4.03(c)(1) if such proposed nominee were a Proposing Person; (ii) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing that would be required to be made by any Proposing Person pursuant to Section 14(a) under the Exchange Act in connection with a contested solicitation of proxies or consents (even if a contested solicitation is not involved) by a Proposing Person for the election of directors; (iii) such proposed nominee’s executed written consent to be named in the proxy statement of the Proposing Person as a nominee and to serve as a director of the corporation if elected; (iv) to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the corporation, (b) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a director of the corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the corporation, (c) any agreement, arrangement or understanding (whether written or oral) with any person or entity that (1) could be reasonably interpreted as having been entered into in contemplation of the proposed nominee being elected as a director of the corporation, and (2) could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the corporation, with his or her fiduciary duties, as a director of the corporation, to the corporation or its shareholders, or (d) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the corporation and its shareholders) in complying with his or her fiduciary duties, as a director of the corporation, to the corporation or its shareholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance; (v) a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the board if elected as a member of the board; (vi) a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the board; (vii) a certificate executed by the proposed nominee (A) certifying that such proposed nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation; and (2) agreeing to comply, if elected as a director of the corporation, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the corporation, as the same shall be amended from time to time by the board; and (B) attaching a completed proposed nominee questionnaire (which questionnaire shall be provided by the corporation, upon request, to the shareholder providing the notice); and (viii) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder providing the Nominating Notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant. (d) Notwithstanding anything to the contrary contained in this Section 4.03, the information required to be included in a Nominating Notice provided pursuant to paragraphs (b) and (c) of this Section 4.03 shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who, in the ordinary course of business, is directed to prepare and submit the notice required by paragraphs (b) and (c) of this Section 4.03 on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(e) Updating of Nominating Notice. (1) A shareholder providing a Nominating Notice with respect to any nominations proposed to be made at any shareholders’ meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 4.03 shall be true, correct and complete in all respects not only prior to the Nominating Notice Deadline but also at all times thereafter, and such update and supplement shall be received by the Secretary of the corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered. (2) If the information submitted pursuant to this Section 4.03 by any shareholder of a proposed nomination to be made at a shareholders’ meeting shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information may be deemed not to have been provided in accordance with this Section 4.03. For the avoidance of doubt, the updates required pursuant to this Section 4.03 do not cause a notice that was not in compliance with this Section 4.03 when delivered to the corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 4.03. (3) Upon written request by the Secretary of the corporation, the board or any duly authorized committee thereof, any shareholder proposing nominees for consideration at a shareholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the board, any duly authorized committee thereof or any duly authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 4.03 (including, if requested by the corporation, written confirmation by such shareholder that it continues to intend to bring the nominations proposed in the Nominating Notice before the meeting). If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 4.03. (f) Exclusive Means. Section 4.03 of these bylaws shall be the exclusive means of any shareholder of the corporation to propose a Nominee for election to the board at any shareholders’ meeting (other than the procedures and requirements set forth in Section 4.16). Notwithstanding Section 4.16 of these bylaws, no candidate shall be eligible for nomination as a director of the corporation unless such candidate for nomination and the Proposing Person(s) seeking to place such candidate’s name in nomination for election at a shareholders’ meeting shall have complied with this Section 4.03 in all respects. If the chairman of such shareholders’ meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Section 4.03 or that the Nominating Notice was not submitted in compliance with this Section 4.03, then the chairman of the shareholders’ meeting shall so declare such determination to the shareholders’ meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, proposed nominations made by a shareholder may not be brought before a shareholders’ meeting if such shareholder takes action contrary to the representations made in the Nominating Notice applicable to such nomination or if the Nominating Notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading. (g) No Incorporation by Reference. For a Nominating Notice to comply with the requirements of this Section 4.03, it must set forth in writing directly within the body of the Nominating Notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of this Section 4.03) all the information required to be included therein as set forth in Section 4.03 and each of the requirements of Section 4.03 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this Section 4.03. For the avoidance of doubt, a Nominating Notice shall not be deemed to be in compliance with Section 4.03 if it attempts to include the required information by incorporating by reference into the body of the Nominating Notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC. For the further avoidance of doubt, the body of the Nominating Notice does not include any documents not prepared in response to the requirements of this Section 4.03. (h) Referencing and Cross-Referencing. For a Nominating Notice to comply with the requirements of this Section 4.03, each of the requirements of Section 4.03 shall be directly and expressly responded to and a Nominating Notice must clearly indicate and expressly reference which provisions of Section 4.03 the information disclosed is intended to be responsive to. Information disclosed in one section of the Nominating Notice in response to one provision of Section 4.03 shall not be deemed responsive to any other provision of Section 4.03 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the Nominating Notice is directly and expressly responsive to the information required to be included in another section of the Nominating Notice pursuant to Section 4.03. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 4.03 shall not satisfy the requirements of this paragraph (h) of this Section 4.03. (i) Accuracy of Information. A shareholder submitting the Nominating Notice, by its delivery to the corporation, represents and warrants that, as of the Nominating Notice Deadline, all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the corporation and the board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements. (j) Requirement for Separate and Timely Notice. Notwithstanding any notice of shareholders’ meeting sent to shareholders on behalf of the corporation, a shareholder must separately comply with this Section 4.03 to propose director nominations at any shareholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary of the corporation prior to the Nominating Notice Deadline which complies in all respects with the requirements of this Section 4.03. (k) Exchange Act and the Pennsylvania Business Corporation Law. In addition to the provisions of this Section 4.03, each Proposing Person shall also comply with all applicable requirements of the Exchange Act, the Business Corporation Law and other applicable law with respect to any nominations of directors for election at any shareholders’ meeting and any solicitations of proxies in connection therewith and any filings required to be made with the SEC in connection therewith. Section 4.04. Election of Directors. In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election. A nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that if the number of nominees exceeds the number of directors to be elected as of the record date of any meeting of the shareholders, the candidates receiving the highest number of votes up to the total number of directors to be elected shall be elected. Any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately tender his or her resignation, and the board of directors shall determine, based on the recommendation of the Corporate Governance Committee, whether to accept such resignation. Such determination by the board of directors shall be made within ninety (90) calendar days after the meeting of the shareholders at which such election was held. The board of directors shall utilize such factors as it determines to be in the best interests of the corporation in deciding whether to accept such director’s resignation. Section 4.05. Number and Term of Office. (a) Number. The board of directors shall consist of such number of directors, as may be determined from time to time by resolution of the board of directors. (b) Term of Office. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c) Resignation. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation. Section 4.06. Vacancies. (a) General Rule. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. (b) Action by Resigned Directors. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective. Section 4.07. Removal of Directors. (a) Removal by the Shareholders. The entire board of directors, or any class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the articles or bylaws prohibiting, or the addition of a provision to the articles or bylaws permitting, the removal by the shareholders of the board, a class of the board or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was selected. (b) Removal by the Board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within sixty (60) calendar days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors. Section 4.08. Place of Meetings. Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting. Section 4.09. Organization of Meetings. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting. Section 4.10. Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors. Section 4.11. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chief executive officer or by two or more of the directors. Section 4.12. Quorum of and Action by Directors. (a) General Rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors. (b) Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation. (c) Notation of Dissent. A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy. Section 4.13. Executive and Other Committees. (a) Establishment and Powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following: (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law. (2) The creation or filling of vacancies in the board of directors.

(3) The adoption, amendment or repeal of these bylaws. (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board. (5) Action on matters committed by a resolution of the board of directors to another committee of the board. (b) Alternate Committee Members. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. (c) Term. Each committee of the board shall serve at the pleasure of the board. (d) Committee Procedures. The term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board. Section 4.14. Compensation. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation. Section 4.15. Adoption or Extension of Shareholder Rights Plan. The board of directors shall not adopt or extend any current or future shareholder rights plan, or “poison pill,” without prior shareholder approval unless the board, in discharging its fiduciary duties, and acting upon the recommendation of the non-management directors, determines that such adoption or extension would be in the best interests of the corporation under the circumstances. If any shareholder rights plan is adopted or extended without prior shareholder approval, it shall be presented to shareholders for approval within one year or expire within one year without being renewed or replaced. Section 4.16. Proxy Access for Director Nominations. (a) Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of shareholders of the corporation, subject to the provisions of this Section 4.16, the corporation shall include in its proxy statement for an annual meeting of shareholders, in addition to any persons nominated for election by the board of directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the board of directors by a shareholder that satisfies, or by a group of no more than twenty (20) separate shareholders that satisfy, the requirements of this Section

4.16 (each such shareholder or group, an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 4.16 (the “Notice of Proxy Access Nomination”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 4.16. The Required Information must be provided with the Notice of Proxy Access Nomination. Nothing in this Section 4.16 shall limit the corporation’s ability to solicit against any Shareholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the corporation pursuant to this Section 4.16. (1) For purposes of this Section 4.16, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). (2) Nominations by shareholders pursuant to this Section 4.16 must be made pursuant to timely notice to the Secretary of the corporation in accordance with this Section 4.16. To be timely, the Required Information and Notice of Proxy Access Nomination must be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation no earlier than the close of business on the one hundred fiftieth (150th) day and no later than the close of business on the one hundred twentieth (120th) day before the anniversary of the date that the definitive proxy statement was filed with the SEC for the immediately preceding year’s annual meeting of shareholders. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination and the Required Information pursuant to this Section 4.16. (b) Requirements for a group. (1) For purposes of this Section 4.16, whenever the Eligible Stockholder consists of a group of stockholders: (i) A group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. No shareholder or person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 4.16. (ii) Each provision in this Section 4.16 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund that is a member of a group of funds treated as one shareholder) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition). (iii) A breach of any obligation, agreement or representation under this Section 4.16 by any member of such group shall be deemed a breach by the Eligible Shareholder. (iv) The Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 4.16 (including withdrawal of the nomination). (2) Whenever the Eligible Shareholder consists of a group of shareholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the Required Shares (i) such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such shareholder during the Minimum Holding Period, and (ii) the Notice of Proxy Access Nomination must indicate, for each such shareholder, such lowest number of shares continuously owned by such shareholder during the Minimum Holding Period. (3) Any group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder must, within five (5) business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting. For the avoidance of doubt, a shareholder may withdraw from a group of shareholders constituting an Eligible Shareholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Shareholder no longer owns the Required Shares, the nomination shall be disregarded as provided in this Section 4.16. (c) The maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 4.16 but either are subsequently withdrawn or that the board of directors decides to nominate as director nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two (2) nominees or (ii) twenty percent (20%) of the directors then currently in office at the corporation, rounding down to the nearest whole number of board seats as of the last day on which the Notice of Proxy Access Nomination may be delivered pursuant to, and in accordance with, this Section 4.16 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the maximum number of Shareholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The maximum number of Shareholder Nominees provided for in this Section 4.16 for any annual meeting shall be reduced by (i) the number of directors (if any) in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as a Shareholder Nominee for any of the two (2) preceding annual meetings of shareholders (including any individual counted as a Shareholder Nominee pursuant to the immediately succeeding sentence) and whom the board of directors decides to nominate for re-election to the board of directors at such annual meeting and (ii) the number of individuals (if any) who will be included in the corporation’s proxy statement as nominees recommended by the board of directors pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in a connection with an acquisition of capital stock from the corporation by such shareholder or group of shareholders). In the event that the number of Shareholder Nominees submitted by Eligible Shareholder pursuant to this Section 4.16 exceeds this maximum number of Shareholder Nominees provided for in this Section 4.16, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Shareholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. (d) For purposes of this Section 4.16, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with immediately preceding clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder or (ii) loaned such shares, provided the shareholder has the power to recall such loaned shares on three (3) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof. For purposes of this Section 4.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. (e) In order to make a nomination pursuant to this Section 4.16, an Eligible Shareholder must have owned (as defined above) at least three percent (3%) or more of the corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is delivered and received by the Secretary of the corporation in accordance with this Section 4.16, and the Eligible Shareholder must continue to own the Required Shares through the date of the annual meeting. (f) Within the time period specified in this Section 4.16 for delivering the Notice of Proxy Access Nomination, an Eligible Shareholder must provide the following information in writing to the Secretary of the corporation: (i) in form and substance reasonably satisfactory to the corporation, one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite Minimum Holding Period) verifying that, as of the date the Notice of Proxy Access Nomination is delivered and received by the Secretary of the corporation, the Eligible Shareholder owns, and has owned continuously, the Required Shares for the Minimum Holding Period, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the (A) record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date and (B) the date of the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the date of the annual meeting; (ii) notwithstanding the provisions contained in the Section 4.16, the information, representations and agreements that would be required to be set forth in a shareholder’s Nominating Notice pursuant to Section 4.03(c)(1) of these bylaws; (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as may be amended; (iv) a representation in form and substance reasonably satisfactory to the corporation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) will maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not designated or nominated and will not designate or nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 4.16, (D) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the corporation’s annual meeting other than its Shareholder Nominee(s) or a nominee of the board of directors, and (E) has not and will not distribute to any shareholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation; and (v) an undertaking in the form and substance reasonably satisfactory to the corporation that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out communications with the shareholders of the corporation by the Eligible Shareholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 4.16, or out of the facts, statements or other information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 4.16, (C) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (D) provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which they were made or provided, not misleading, and (E) promptly provide the corporation with copies of any solicitation or other communication with the corporation’s shareholders relating to the annual meeting at which the Shareholder Nominee(s) will be nominated that is exempt from filing with the SEC pursuant to applicable laws and regulations of the SEC. For purposes of this Section 4.16, the information, representations, undertakings and agreements required of the Eligible Shareholder must be made by each member of any group that seeks to qualify as an Eligible Shareholder. (g) The Eligible Shareholder may provide to the Secretary, at the time the information required by this Section 4.16 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Only one Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 4.16, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation. (h) Within the time period specified in this Section 4.16 for providing notice of a nomination in accordance with the procedures set forth in this Section 4.16, a Shareholder Nominee must deliver to the Secretary of the corporation at the principal executive offices of the corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the corporation or (B) any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected and serving as a director of the corporation, with such Shareholder Nominee’s fiduciary duties under applicable law; (ii) has not during the past three (3) years, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Shareholder Nominee that has not been disclosed in writing to the corporation, and is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in writing to the corporation; (iii) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and all conflict of interest, confidentiality and other policies and guidelines of the corporation applicable to directors generally and publicly available (whether on the corporation’s website or otherwise) as of the date of such representation and agreement; and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors. The corporation may require the Shareholder Nominee to furnish additional information, representations and agreements (i) that would be required to be set forth in a shareholder’s Nominating Notice pursuant to Section 4.03(c)(2) of these bylaws; (ii) to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (iii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of the Shareholder Nominee, or (iv) that may reasonably be required to determine the eligibility of such Shareholder Nominee to serve as a director of the corporation. (i) In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 4.16). In addition, any person providing any information pursuant to this Section 4.16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). Upon written request by the Secretary of the corporation, the board or any duly authorized committee thereof, any Eligible Shareholder proposing Shareholder Nominees shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the board, any duly authorized committee thereof or any duly authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 4.16. If an Eligible Shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 4.16. (j) The corporation shall not be required to include, pursuant to this Section 4.16, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders (i) for any meeting of shareholders for which the Secretary of the corporation receives notice that the Eligible Shareholder or any shareholder intends to nominate any person for election to the board of directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 4.03 of these bylaws; (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the board; (iii) who is not independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board; (iv) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation; (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended; (viii) who serves as a director at more than four (4) other public companies; (ix) if such Shareholder Nominee is or becomes a party to any agreement, arrangement, or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question; (x) if such Shareholder Nominee is or becomes party to any agreement, arrangement, or understanding (whether written or oral) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification or other benefit (whether monetary or non-monetary); (xi) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided facts, statements or other information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof; or (xii) the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 4.16. (k) Notwithstanding anything to the contrary set forth herein, if either: (i) the Eligible Shareholder or applicable Shareholder Nominee breaches any of its or their obligations, agreements, or representations under this Section 4.16, or (ii) the Shareholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 4.16 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation, in each case under this clause (ii) as determined by the board of directors, any committee thereof or the chairman of the meeting, then (1) the corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (2) the corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder, and (3) the board of directors or the chairman of the meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation and the named proxies will not vote any proxies received from shareholders with respect to such Shareholder Nominee. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 4.16, such nomination shall be disregarded as provided in the immediately preceding clause (3). (l) Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at any such annual meeting, or (ii) is not elected to the board of directors and does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 4.16 for the next two (2) annual meetings of shareholders.

(m) This Section 4.16 provides the exclusive method for a shareholder to include nominees for election to the board of directors in the corporation’s proxy materials. ARTICLE V Officers Section 5.01. Officers Generally. (a) Number, Qualifications and Designation. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of these bylaws. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who may be officers of the corporation. Any number of offices may be held by the same person. (b) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise. (c) Standard of Care. In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. Section 5.02. Election, Term of Office and Resignations. (a) Election and Term of Office. The officers of the corporation (except those elected by delegated authority pursuant to Section 5.03 of these bylaws or filled pursuant to Section 5.05 of these bylaws) shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. (b) Resignations. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

Section 5.03. Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents. Section 5.04. Removal of Officers and Agents. Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or the board of directors may delegate to any officer or committee the power to fill a vacancy in such office or to create a new such office, subject to ratification by the board of directors, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term. Section 5.06. Authority. (a) General Rule. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws. (b) Chief Executive Officer. The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation. Section 5.07. The Chairman and Vice Chairman of the Board. The chairman of the board or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors. Section 5.08. The Chief Executive Officer. The chief executive officer shall be the chief executive officer of the corporation and shall have general supervision over the business of the corporation. The chief executive officer shall have the general powers and shall perform the duties which by law and general usage appertain to the office, subject, however, to the control of the board of directors. The chief executive officer shall sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation. Section 5.09. The President. The president shall perform such duties as from time to time may be assigned by the board of directors or the chief executive officer (unless the president shall be the chief executive officer, in which case the president’s duties shall be those specified in Section 5.08 of these bylaws). Section 5.10. The Vice Presidents. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president. Section 5.11. The Secretary. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president. Section 5.12. The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of monies earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president. Section 5.13. Salaries. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03 of these bylaws. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation. ARTICLE VI Certificates of Stock, Transfer, Etc. Section 6.01. Share Certificates.

(a) Form of Certificates. Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation. (b) Share Register. The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose. Section 6.02. Issuance. The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine. Where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 6.02 shall be subject to any inconsistent or contrary agreement in effect at the time between the corporation and any transfer agent or registrar. Section 6.03. Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. (S)(S)8101 et seq., and its amendments and supplements. Section 6.04. Record Holder of Shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person. Section 6.05. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct. Section 6.06. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 6.01 through 6.03 and 6.05 hereof shall be inapplicable to uncertificated shares and in lieu thereof the board of directors shall adopt alternative procedures for registration of transfers. ARTICLE VII Indemnification of Directors, Officers and Other Authorized Representatives (The provisions of this Article VII were first adopted by the shareholders of the corporation on December 20, 1991.) Section 7.01. Scope of Indemnification. (a) General Rule. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 7.06 or otherwise: (i) to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. (S) 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

(3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwise unlawful. (b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities. (c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification. (d) Definitions. For purposes of this Article: (1) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise; (2) “indemnified representative” means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise); (3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and (4) “proceeding” means any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or other proceeding of any nature, whether civil, criminal, administrative, regulatory, arbitrative, investigative or legislative, whether formal or informal, or any appeal of any kind therefrom, and whether brought by or in the right of the corporation, the board, any authorized committee thereof, a class of the corporation’s security holders, a governmental authority or any other party. Section 7.02. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article. Section 7.03. Advancing Expenses. The corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The advance shall be unsecured and interest-free and the financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance. Except as otherwise provided in this Section 7.03, the corporation shall not impose on an indemnified representative additional conditions to the advancement of expenses or require from the indemnified representative additional undertakings regarding repayment. Section 7.04. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability. Section 7.05. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within thirty (30) calendar days after a written request for indemnification has been delivered to the secretary of the corporation. Section 7.06. Arbitration. (a) General Rule. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the county in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such county. (b) Qualifications of Arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. (c) Burden of Proof. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof. (d) Expenses. The corporation shall reimburse an indemnified representative for the expenses (including attorneys'’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration. (e) Effect. Any award entered by the arbitrators shall be final, binding and non-appealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable. Section 7.07. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise. Section 7.08. Mandatory Indemnification of Directors, Officers, etc. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the Business Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith. Section 7.09. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing. Section 7.10. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Section 7.11. Reliance on Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article. Section 7.12. Interpretation. The provisions of this Article are intended to constitute bylaws authorized by 15 Pa.C.S. (S)1746. ARTICLE VIII Miscellaneous Section 8.01. Corporate Seal. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document. Section 8.02. Checks. All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate. Section 8.03. Contracts. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. Section 8.04. Interested Directors or Officers; Quorum. (a) General Rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders. (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a). Section 8.05. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate. Section 8.06. Corporate Records. (a) Required Records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time. (b) Right of Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated. Section 8.07. Exclusive Forum. (a) Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive judicial forum for the following actions and proceedings shall be a state court located within Montgomery County, Pennsylvania, or if no state court located within such county has jurisdiction over such action or proceeding, the federal United States District Court for the Eastern District of Pennsylvania: (1) any derivative action or proceeding brought on behalf of the corporation; (2) any action or proceeding asserting a claim of breach of duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders; (3) any action or proceeding asserting a claim against the corporation, or any director, officer or other employee of the corporation arising pursuant to, or involving any interpretation or enforcement of, any provision of the Pennsylvania Associations Code, the Business Corporation Law, the articles, or the bylaws; or (4) any action or proceeding asserting a claim peculiar to the relationships between or among the corporation and its officers, directors, and shareholders, or otherwise governed by or involving the internal affairs doctrine. Without limiting any of the foregoing, nothing contained in this section is intended to limit or otherwise adversely affect any property right vested in the corporation’s shareholders or is intended to limit, determine or address the merits or substance of any action or proceeding, but instead, the provisions of this section are solely procedural in nature. (b) Submission to Jurisdiction. Without limiting the effect of 15 Pa. C. S. § 1505, any person or entity owning, purchasing or otherwise acquiring any interest in shares of the corporation, including any record or beneficial interest therein, shall be deemed, to the fullest extent permitted by law, to be a “shareholder” and to have notice of and consented to the provisions of this section. Any shareholder who initiates an action or proceeding of the types described in clause (a) above in a court other than a court specified in clause (a) above (a “Foreign Action”) shall be deemed to have consented to (i) the personal jurisdiction of the courts specified in this section in an action or proceeding brought against the shareholder to enforce this section (an “Enforcement Action”) and (ii) having service of process in an Enforcement Action made upon the shareholder by United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the corporation or upon the shareholder’s counsel in the Foreign Action by United States mail addressed to such counsel. Section 8.08. Severability; Provisions of Bylaws in Conflict with Law or Regulation. The provisions of these bylaws are severable, and if any provision of these bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these bylaws shall be interpreted and enforced as if the invalid or unenforceable provision were not contained herein.

Section 8.09. Amendment of Bylaws. Except as otherwise provided in the express terms of any series of the shares of the corporation: (a) The shareholders shall have the power to amend or repeal these bylaws, or to adopt new bylaws, only with the approval of the board of directors. A direction by the board that a shareholder proposal with respect to the bylaws shall be submitted to the shareholders for action thereon, or the sufferance by the board that such a proposal shall be so submitted, shall not constitute approval by the board of directors of the proposal, any amendment or repeal of any provisions of these bylaws or the adoption of any new bylaws. (b) These bylaws may be amended or repealed, or new bylaws may be adopted, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors, including in circumstances otherwise reserved by statute exclusively to the shareholders, the board of directors of the corporation having under the articles the full authority conferred by law upon the shareholders of the corporation to adopt, amend or repeal these bylaws. Any bylaw adopted by the board of directors under this paragraph shall be consistent with the articles. Amended and Restated as of May 3, 2023.